UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 9, 2007

KeyOn Communications Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 10, 2007, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”), with respect to the Agreement of Merger and Plan of Reorganization, dated as of August 9, 2007, by and among us, KeyOn Communications Inc., a privately held Nevada corporation (“KeyOn”), and KeyOn Acquisition Corp., a newly formed wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), whereby Acquisition Sub was merged with and into KeyOn, and KeyOn became a wholly-owned subsidiary of ours. Following the merger, we changed our name from Grant Enterprises, Inc. to KeyOn Communications Holdings, Inc. and succeeded to the business of KeyOn as our sole line of business.

On July 31, 2007, we filed with the SEC a Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007, which relates to our business and operations during such pre-merger period. We are filing this amendment to the Form 8-K in order to include a Management’s Discussion and Analysis or Plan of Operation relating to the financial condition and results of operations of KeyOn as of, and for each of the fiscal quarters ended June 30, 2007 and 2006, as well as financial statements and related notes for such periods.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Management’s Discussion and Analysis or Plan of Operation section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Management’s Discussion and Analysis or Plan of Operation

Recent Events

Prior to August 9, 2007, we were a public shell company, as defined by the Securities and Exchange Commission, without material assets or activities. On August 9, 2007, we completed a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into a private company, KeyOn Communications Inc., with such private company being the surviving company. In connection with this reverse merger, we discontinued our former business and succeeded to the business of KeyOn Communications Inc. as our sole line of business. For financial reporting purposes, KeyOn Communications Inc., and not us, is considered the accounting acquiror. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of KeyOn Communications Inc. and do not include our historical financial results. All costs associated with the reverse merger, other than financing related costs in connection with the simultaneous sale of $2.2 million of units consisting of common stock and warrants, were expensed as incurred.

Overview

We provide wireless broadband services primarily to “smaller” or “secondary” markets in rural or underserved locations with populations of less than 250,000. We offer our broadband services along with VoIP services to both residential and business subscribers. In January 2007, we acquired substantially all of the assets of SpeedNet Services, Inc., a leading provider of fixed wireless broadband services to non-metropolitan communities and rural areas in the central United States. Including the operations of SpeedNet Services, Inc., our markets are located in the following 11 Western and Midwestern states: Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Nebraska, Nevada, Ohio, South Dakota, and Texas. On June 1, 2006, we acquired the assets of an operational market located in Pocatello, Idaho pursuant to an all stock asset purchase agreement. The Pocatello market was acquired from Freemont Broadband, LLC, a subsidiary of Fairpoint Communications, Inc., a leading rural local exchange carrier. Finally, in June 2005, we acquired substantially all of the assets of Southern Iowa Regional Internet Services, LC, or SIRIS, pursuant to an all cash asset purchase agreement. Our results for the year ended 2006 include a full year of operations from SIRIS and 7 months of operations from the Pocatello market. Our results for the three months ended June 2007 includes a full quarter of results of SpeedNet while our results for the three-month period ended June 2006 include only one month of operations from the Pocatello market.

Characteristics of Our Revenues and Operating Costs and Expenses

We offer our services under service agreements for the periods of either month-to-month, or with annual or two year contracts. These services are generally billed monthly, quarterly, semiannually or annually in advance. Payments received in advance for subscriptions are deferred and recognized as the services are provided. Service initiation fees are recognized at the time of installation.

Operating costs and expenses consist of payroll and related expenses, network operating costs, marketing and advertising, professional fees, installation expense and general and administrative expenses. Payroll expenses consist of personnel costs, including salaries, benefits, employer taxes and bonuses across our functional areas: executive, customer support, engineering, accounting and billing, marketing, and local market operational staff.

Network operating costs are comprised of costs directly associated with providing our services including tower rent, circuits to transport data to the Internet termination point and Internet termination bandwidth. Fluctuations with network expenses occur when additional rent associated with adding new towers, whether initiated by us or assumed by us in an acquisition, transpire. The increase in our customer base also requires additional purchases of Internet transport and termination bandwidth.

Marketing and advertising expenses primarily consist of the direct marketing and advertising costs, as well as non-employee commissions and referral charges. Professional fees relate to legal, accounting and consulting and recruiting resources that we utilize periodically in the normal course of doing business. General and administrative expenses primarily consist of the support costs of our operations, such as costs related to office real estate leases, company insurance, travel and entertainment, banking and credit card fees, taxes and vehicle leases.

Results of Operations

Three-Month Period Ended June 30, 2007 Compared to the Three-Month Period Ended June 30, 2006

Revenues. During the three-month period ended June 30, 2007, we recognized revenues of $1,857,179, as compared to revenues of $612,568 during the three-month period ended June 30, 2006, representing an increase of approximately 203%. This increase was primarily the result of the additional revenue for three months of SpeedNet Services, Inc.’s and two months of the Pocatello market’s contributions in the second quarter of 2007, as compared to the second quarter of 2006.

Operating Loss. Operating expenses, which consist of payroll, bonuses and taxes, depreciation and amortization, other general and administrative costs, network operating costs, marketing and advertising, installation expense, professional fees and stock based compensation totaled $2,854,689 for the three-month period ended June 30, 2007, as compared to $1,059,823 for the three-month period ended June 30, 2006, representing an increase of approximately 169%. As a result of the elimination of duplicative costs and improvements in efficiencies due to economies of scale with our acquisitions of SpeedNet Services, Inc. and the Pocatello market, our operating loss for the three-month period ended June 30, 2007 was $997,510, as compared to a loss of $447,255 for the three-month period ended June 30, 2006. When viewed in conjunction with the additional revenues, this results in a 19% operating margin improvement for the second quarter of 2007, as compared to the second quarter of 2006.

Payroll, Bonuses and Taxes. Payroll bonuses and taxes totaled $853,976 for the three-month period ended June 30, 2007, as compared to $322,438 for the three-month period ended June 30, 2006, representing an increase of approximately 165%. This increase was primarily due to incremental staff additions that were made to facilitate our acquisitions of SpeedNet Services, Inc. and the Pocatello market.

Depreciation and Amortization. Depreciation and amortization expenses totaled $658,937 for the three-month period ended June 30, 2007, as compared to $243,459 for the three-month period ended June 30, 2006, representing an increase of approximately 171%.

Other General and Administrative Expenses. Other general and administrative expenses totaled $376,451 for the three-month period ended June 30, 2007, as compared to $125,341 for the three-month period ended March 31, 2006, representing an increase of approximately 200%.

Network Operating Costs. Network operating costs, which consist of tower rent, local loop costs and Internet termination expense, totaled $634,328 for the three-month period ended June 30, 2007, as compared to $165,680 for the three-month period ended June 30, 2006, representing an increase of approximately 283%.

Marketing and Advertising Expenses. Marketing and advertising expenses totaled $169,894 for the three-month period ended June 30, 2007, as compared to $72,916 for the three-month period ended June 30, 2006, representing an increase of approximately 133%.

Installation Expense. Installation expense, which consists primarily of expenses associated with the shipping and installation of customer premise equipment and the associated installation supplies, totaled $74,002 for the three-month period ended June 30, 2007, as compared to $47,764 for the three-month period ended June 30, 2006, representing an increase of approximately 55%.

Professional Fees. Professional fees, which consist of legal, accounting, and other related expenses, totaled $87,101 for the three-month period ended June 30, 2007, as compared to $82,135 for the three-month period ended June 30, 2006, representing an increase of approximately 6%.

Stock-Based Compensation. No stock-based compensation was expensed for the three-month period ended June 30, 2007, as compared to no stock-based compensation for the three-month period ended June 30, 2006.

Other Income and Expense. We incurred other income and expense of $133,061 for the three-month period ended June 30, 2007, as compared to $42,078 for the three-month period ended June 30, 2006.

Net Loss. We had a net loss of $1,130,571 for the three-month period ended June 30, 2007, as compared to a net loss of $489,333 for the three-month period ended June 30, 2006, representing an increase of approximately 131%. The overall result is a 19.0% improvement in net margin for the second quarter of 2007 as compared to the second quarter of 2006.

Six-Month Period Ended June 30, 2007 Compared to the Six-Month Period Ended June 30, 2006

Revenues. During the six-month period ended June 30, 2007, we recognized revenues of $3,353,554, as compared to revenues of $1,172,623 during the six-month period ended June 30, 2006, representing an increase of approximately 186%.

Operating Loss. Operating expenses, which consist of payroll, bonuses and taxes, depreciation and amortization, other general and administrative costs, network operating costs, marketing and advertising, installation expense, professional fees and stock based compensation totaled $5,048,463 for the six-month period ended June 30, 2007, as compared to $1,966,183 for the six-month period ended June 30, 2006, representing an increase of approximately 157%. As a result of the elimination of duplicative costs and improvements in efficiencies due to economies of scale with our acquisitions of SpeedNet Services, Inc. and the Pocatello market, our operating loss for the six-month period ended June 30, 2007 was $1,694,909, as compared to a loss of $793,560 for the six-month period ended June 30, 2006. When viewed in conjunction with the additional revenues, this results in a 17.2% operating margin improvement for the six month period ended June 2007, as compared to the six month period ended June 2006.

Payroll, Bonuses and Taxes. Payroll bonuses and taxes totaled $1,489,854 for the six-month period ended June 30, 2007, as compared to $651,978 for the six-month period ended June 30, 2006, representing an increase of approximately 129%. This increase was primarily due to incremental staff additions that were made to facilitate our acquisitions of SpeedNet Services, Inc. and the Pocatello market.

Depreciation and Amortization. Depreciation and amortization expenses totaled $1,194,292 for the six-month period ended June 30, 2007, as compared to $460,086 for the six-month period ended June 30, 2006, representing an increase of approximately 160%.

Other General and Administrative Expenses. Other general and administrative expenses totaled $915,273 for the six-month period ended June 30, 2007, as compared to $256,248 for the six-month period ended June 30, 2006, representing an increase of approximately 257%.

Network Operating Costs. Network operating costs, which consist of tower rent, local loop costs and Internet termination expense, totaled $988,832 for the six-month period ended June 30, 2007, as compared to $310,926 for the six-month period ended June 30, 2006, representing an increase of approximately 218.0%.

Marketing and Advertising Expenses. Marketing and advertising expenses totaled $230,635 for the six-month period ended June 30, 2007, as compared to $132,509 for the six-month period ended June 30, 2006, representing an increase of approximately 74%.

Installation Expense. Installation expense, which consists primarily of expenses associated with the shipping and installation of customer premise equipment and the associated installation supplies, totaled $114,342 for the six-month period ended June 30, 2007, as compared to $57,450 for the six-month period ended June 30, 2006, representing an increase of approximately 99%.

Professional Fees. Professional fees, which consist of legal, accounting, and other related expenses, totaled $110,650 for the six-month period ended June 30, 2007, as compared to $96,986 for the six-month period ended June 30, 2006, representing an increase of approximately 14%.

Stock-Based Compensation. Stock-based compensation totaled $4,585 for the six-month period ended June 30, 2007, as compared to no stock-based compensation for the six-month period ended June 30, 2006.

Other Income and Expense. We incurred other income and expense of $292,899 for the six-month period ended June 30, 2007, as compared to $83,314 for the six-month period ended June 30, 2006.

Net Loss.  We had a net loss of $1,987,807 for the six-month period ended June 30, 2007, as compared to a net loss of $876,874 for the six-month period ended June 30, 2006, representing an increase of approximately 127%. The overall result is a 15.5% improvement in net margin for the six month period ended June 2007, as compared to the six-month period ended June 2006.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

 Revenues. During the year ended December 31, 2006, we recognized revenues of $2,430,829, as compared to revenues of $1,660,725 during the year ended December 31, 2005, representing an increase of approximately 46%. This increase was primarily attributable to the growth of our network subscriber base from the acquisition of SIRIS and the Pocatello market, as well as from organic growth activities.

 Operating Loss. Operating expenses, which consist of payroll, bonuses and taxes, stock based compensation, depreciation and amortization, other general and administrative costs, network operating costs, marketing and advertising, professional fees and installation expenses totaled $4,330,675 for the year ended December 31, 2006, as compared to $5,107,362 for the year ended December 31, 2005, representing a decrease of approximately 15%. Our operating loss for the year ended December 31, 2006 was $1,899,846 as compared to a loss of $3,446,637 for the year ended December 31, 2005, representing a decrease of approximately 45%. Our operating loss decreased primarily as a result of our revenue growth, the use of internal personnel resources to perform subscriber installations and a reduction in professional fees and stock based compensation.

 Payroll, Bonuses, and Taxes. Payroll, bonuses, and taxes totaled $1,329,654 for the year ended December 31, 2006, as compared to $1,289,182 for the year ended December 31, 2005, an increase of approximately 3%.

 Stock-Based Compensation. Stock-based compensation totaled $13,059 for the year ended December 31, 2006, as compared to $991,783 for the year ended December 31, 2005, representing a decrease of approximately 99%. The majority of the stock options issued vested in 2005, and as such 15,043 options were expensed to employee compensation during 2005. We only issued 7,200 options throughout 2006, of which 3,550 were forfeited in 2006, under a new option plan that contained a strike price that approximated the fair market value of our common stock.

Depreciation and Amortization. Depreciation and amortization expenses totaled $1,063,881 for the year ended December 31, 2006, as compared to $626,423 for the year ended December 31, 2005, representing an increase of approximately 70%. This increase was the result of 7 months of ownership of the Pocatello market and full contribution of the SIRIS business and increased purchases of capital equipment to support our increased customer growth in 2006.

 Other General and Administrative Expenses. Other general and administrative expenses totaled $767,155 for the year ended December 31, 2006, as compared to $745,505 for the year ended December 31, 2005, representing an increase of approximately 3%.

 Network Operating Costs. Network operating costs totaled $665,259 for the year ended December 31, 2006 as compared to $494,849 for the year ended December 31, 2005, representing an increase of approximately 34%. This increase was primarily the result of 7 months of ownership of the Pocatello market and full contribution of the SIRIS business.

 Marketing and Advertising Expenses. Marketing and advertising expenses totaled $234,324 for the year ended December 31, 2006, as compared to $258,615 for the year ended December 31, 2005, representing a decrease of approximately 9%.

 Professional Fees. Professional fees, which consist of legal, accounting, and other related expenses, totaled $145,956 for the year ended December 31, 2006, as compared to $347,922 for the year ended December 31, 2005, representing a decrease of approximately 58%. This decrease was primarily attributable to a reduction of legal and accounting fees related to a financing and related litigation in 2005.

Installation Expense. Installation expense consists primarily of the cost of performing subscriber installation, including third-party installation resources and related installation supplies that are expensed. These expenses totaled $111,387 for the year ended December 31, 2006 as compared to $353,083 for the year ended December 31, 2005, representing a decrease of approximately 69%. This decrease was due to the use of internal personnel resources to perform subscriber installations versus the contracting of such resources with a third-party in 2005.

Other Income and Expense. We incurred other income and expense of $306,528 for the year ended December 31, 2006, as compared to $280,620 for the year ended December 31, 2005. Interest expense comprised the majority of the expense with $234,754 for the year ended December 31, 2006 and $286,567 for the year ended December 31, 2005. This expense was interest expense incurred on capital leases for equipment. In 2006, we also incurred $72,487 for failed acquisition costs.

 Net Loss. We had a net loss of $2,206,374 for the year ended December 31, 2006, as compared to a net loss of $3,727,257 for the year ended December 31, 2005, representing a decrease of approximately 40%. This decrease in net loss was attributable to both our increased revenues and an overall decrease in operating expenses.

Liquidity and Capital Resources

General

As of June 30, 2007 and 2006, we had cash of $519,223 and $380,930, respectively.

Net Cash Used by Operating Activities. Net cash provided by operating activities totaled $231,209 for the six-month period ended June 30, 2007, as compared to net cash used in operating activities of $549,777 for the six-month period ended June 30, 2006.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $3,585,065 for the six-month period ended June 30, 2007, as compared to $43,767 for the six-month period ended June 30, 2006.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $4,330,807 for the six-month period ended June 30, 2007, as compared to $787,269 for the six-month period ended June 30, 2006.

Working Capital. As of June 30, 2007, we had negative working capital of $4,970,917. This number includes $3,000,000 of term debt, $682,867 for capital leases, and $487,620 for deferred revenue.

Private Placement

In connection with the reverse merger in August 2007, we completed a private placement, pursuant to which we issued 1,103,500 shares of common stock and five-year warrants to purchase 551,750 shares of common stock at an initial exercise price of $3.35 per share for aggregate gross proceeds of $2,207,000. In connection with this private placement, we incurred placement agent fees of approximately $56,000, and issued the placement agents three-year warrants to purchase an aggregate of 12,000 shares of common stock at an initial exercise price of $3.35 per share. In addition, we incurred other professional fees and expenses totaling approximately $75,000 in connection with the reverse merger and private placement. The proceeds from the above financing will be used to expand our sales and marketing efforts, as well as our expansion into new markets.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States that require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. The consolidated financial statements include the accounts of our company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In our opinion, the condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial position of our company and the results of operations and cash flows not misleading. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation.

Equipment. Equipment is stated at the lower of cost or present value of the capital lease obligation. Expenditures for additions, renewals, and betterments are capitalized; expenditures for maintenance and repairs are charged to operations as incurred. Upon retirement, sale or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations. In addition, long-lived assets are reviewed, at least annually, for impairment of the carrying value of such assets. If impairment is deemed to have occurred, an impairment loss is included in our current operations. Depreciation is computed principally using the straight line method over estimated useful lives or the length of the capital lease, ranging from two to seven years.

Revenue Recognition. We prepare our financial statements on the accrual method of accounting. Under this basis, income is recognized when earned, and expenses are generally recognized when incurred. We charge a recurring subscription fee for providing our various Internet access services to our subscribers and recognize revenues when they are earned, which generally occurs as the service is provided. The services are subscribed to for the periods of either month-to-month, or with annual or two year contracts and are generally billed monthly, quarterly, semiannually or annually in advance. Payments received in advance for subscriptions are deferred and recognized as the services are provided. Service initiation fees are recognized at the time of installation.

Intangible Assets. Intangible assets, including goodwill, are accounted for under the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). Under SFAS 142, intangible assets, other than goodwill, are identified and segregated between amortizable and nonamortizable assets. Amortizable intangibles are amortized over their estimated, contractual, or regulated useful lives. Goodwill and other nonamortizable assets are reviewed, at least annually, for impairment in the carrying value of the intangible asset. In addition, this review also includes the net carrying value of amortizable intangible assets. If impairment is deemed to have occurred, a loss for such impairment is recorded as part of current operations.

 Stock Based Compensation. On December 31, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” requiring us to recognize expenses related to the fair value of our employee stock option awards. We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award.

We have estimated the fair value of our option awards granted after December 1, 2005, using the Black-Scholes option pricing model. Expected volatilities are based on the historical volatility of our valuation during prior financings. The expected term of options granted is 3 or 4 years and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the United States Treasury yield curve in effect at the time of grant.

Recently Issued Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (the “FASB”):

In July 2006, the FASB issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.” This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation utilizes a two-step approach for evaluating tax positions. Step one, Recognition, occurs when a company concludes that a tax position is more likely than not to be sustained upon examination, Step two, Measurement, is based on the largest amount of benefit, which is more likely than not to be realized on ultimate settlement. This interpretation is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle to be recorded as an adjustment to the beginning balance of retained earnings; and, therefore, is effective for us in the first quarter of fiscal 2008. We are currently in the process of evaluating the effects of adopting this interpretation and the impact of adoption out consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards 157, “Fair Value Measurements” (“SFAS 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of SFAS 157 will change current practice. The provisions of SFAS 157 are effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact of SFAS 157, but do not expect the adoption of SFAS 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB 108”). SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires an entity to quantify misstatements using a balance sheet and income-statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. We currently do not believe that SAB 108 will have a material impact on our financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating SFAS 159 to determine its impact on its consolidated financial position, results of operations or cash flows.

Item 9.01	Financial Statements and Exhibits.

Item 9.01 of the Form 8-K is hereby supplemented as follows:

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), KeyOn’s unaudited financial statements for the three-month and six-month interim periods ended June 30, 2007 and June 30, 2006 are filed in this Current Report on Form 8-K/A as Exhibit 99.5.

(b) Pro forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed with this Current Report on Form 8-K/A as Exhibit 99.6.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description

2.3	Articles of Merger, dated as of August 9, 2007, of KeyOn Acquisition Corp. with and into KeyOn Communications Inc.

99.5	KeyOn Communications Inc. financial statements for the three months and six months ended June 30, 2007 and 2006

99.6	Pro forma unaudited consolidated financial statements as of June 30, 2007 and for the six months ended June 30, 2007 and for the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2007

KeyOn Communications Holdings, Inc.

By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.3	Articles of Merger, dated as of August 9, 2007, of KeyOn Acquisition Corp. with and into KeyOn Communications Inc.

99.5	KeyOn Communications Inc. financial statements for the six months ended June 30, 2007 and 2006

99.6	Pro forma unaudited consolidated financial statements as of June 30, 2007 and for the six months ended June 30, 2007 and for the year ended December 31, 2006